Exhibit 23 (a)(iii) under Form N-1A
                                            Exhibit 3(a) under Item 601 Reg. S/K

                                    FTI FUNDS

                                 Amendment No. 2
                                       to

                              DECLARATION OF TRUST
                             dated October 18, 1995

        This Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 5 of Article III and substitute in its place the following:

        SECTION 5.  ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS.

     Without limiting the authority of the Trustees set forth in Article XII,
Section 8, INTER ALIA, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as,

               FTI Global Bond Fund,
               FTI International Bond Fund,
               FTI International Equity Fund,
               FTI Small Capitalization Equity Fund,

               FTI Bond Fund,
               FTI Municipal Bond Fund,

               FTI Large Capitalization Growth Fund, and
               FTI Large Capitalization Growth and Income Fund.

     The undersigned hereby certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on August 5, 1998.

        WITNESS the due execution hereof this 5th day of August, 1998.

/S/ PETER A. ARON                           /S/ JAMES C. GOODFELLOW
Peter A. Aron                               James C. Goodfellow

/S/ NANCY L. CLOSE                          /S/ BURTON J. GREENWALD
Nancy L. Close                              Burton J. Greenwald

/S/ EDWARD C. GONZALES

Edward C. Gonzales